EXHIBIT 99.2
                                                                    ------------



                       Gulfshore Midstream Pipelines, Ltd.

                                  June 30, 2007

                                Table of Contents



                                                                         Page(s)

Balance Sheets................................................................1

Statements of Operations......................................................2

Statements of Cash Flows......................................................3

Notes to Financial Statements...............................................4-6

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                               Gulfshore Midstream Pipelines, Ltd.

                                         Balance Sheets



                                             Assets

                                                                       June 30,     December 31,
                                                                        2007            2006
                                                                     ----------      ----------
                                                                     (Unaudited)      (Audited)

Current assets
   Cash and cash equivalents                                         $  207,766      $   39,746
   Accounts receivable                                                  220,905         272,149
   Prepaid expenses                                                      40,862          63,085
                                                                     ----------      ----------

      Total current assets                                              469,533         374,980
                                                                     ----------      ----------

Pipeline, net of accumulated depreciation of $1,137,872 and
   $1,038,674 at June 30, 2007 and December 31, 2006, respectively    1,838,096       1,937,294
                                                                     ----------      ----------

Total assets                                                         $2,307,629      $2,312,274
                                                                     ----------      ----------

                                Liabilities and Partners' Capital

Current liabilities
   Accounts payable and accrued liabilities                          $   33,107      $   36,820
                                                                     ----------      ----------

Commitments and contingencies                                              --              --

Partners' capital                                                     2,274,522       2,275,454
                                                                     ----------      ----------

Total liabilities and partners' capital                              $2,307,629      $2,312,274
                                                                     ----------      ----------


See accompanying notes to financial statements.

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                       Gulfshore Midstream Pipelines, Ltd.

                      Statements of Operations (Unaudited)



                                                       Six Months Ended June 30,
                                                       -------------------------
                                                         2007            2006
                                                       ---------       ---------

Sales                                                  $ 932,766       $ 683,230

Operating expenses
   Pipeline operating costs                              347,280         140,923
   Selling, general and administrative                   589,078         327,694
                                                       ---------       ---------

         Total operating expenses                        936,358         468,617
                                                       ---------       ---------

Operating income (loss)                                   (3,592)        214,613
                                                       ---------       ---------

Other income
   Interest income                                         2,660           1,318
                                                       ---------       ---------

Net income (loss)                                      $    (932)      $ 215,931
                                                       ---------       ---------


See accompanying notes to financial statements.

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                              Gulfshore Midstream Pipelines, Ltd.

                             Statements of Cash Flows (Unaudited)



                                                                      Six Months Ended June 30,
                                                                         2007         2006
                                                                       ---------    ---------
Cash flows from operating activities:
  Net income (loss)                                                    $    (932)   $ 215,931
  Adjustments to reconcile net income (loss) to net cash provided by operating activities
     Depreciation                                                         99,198       99,199
     Changes in operating assets and liabilities
        Accounts receivable                                               51,244     (122,507)
        Prepaid expenses                                                  22,223       22,221
        Accounts payable and accrued liabilities                          (3,713)    (121,181)
                                                                       ---------    ---------

         Net cash provided by operating activities                       168,020       93,663
                                                                       ---------    ---------

Cash flows from financing activities:
     Distributions to partners                                              --        (61,226)
                                                                       ---------    ---------

         Net cash used in financing activities                              --        (61,226)
                                                                       ---------    ---------

Net increase in cash and cash equivalents                                168,020       32,437

Cash and cash equivalents at beginning of period                          39,746       80,191
                                                                       ---------    ---------

Cash and cash equivalents at end of period                             $ 207,766    $ 112,628
                                                                       ---------    ---------


See accompanying notes to financial statements.

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                       Gulfshore Midstream Pipelines, Ltd.

                    Notes to Financial Statements (Unaudited)

                                  June 30, 2007



Note 1   -    Organization and Description of Business

              Gulfshore Midstream Pipelines, Ltd. (the "Partnership") owns and operates natural gas gathering pipelines, primarily in Texas and federal waters of the Gulf of Mexico. The Partnership was formed in June 2001. During October 2001, the Partnership acquired its initial package of pipeline assets. These pipeline assets range from 6" to 16" in diameter and provide the Partnership with the capability to gather and transport natural gas to various markets under fee-based contracts. At June 30, 2007, the Partnership is comprised of a General Partner with a 2% ownership interest and two Limited Partners who each have a 49% ownership interest.

Note 2   -    Significant Accounting Policies

              Revenue recognition
              -------------------

              Transportation revenues are generated under contracts which have a stated fee per unit of throughput volume (Mcf, MMBtu, or Bbl) gathered or transported. Revenue from the gathering of natural gas is recognized at the receipt point.

              Cash and cash equivalents
              -------------------------

              The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

              Financial instruments and credit risk
              -------------------------------------

              Financial instruments which potentially subject the Partnership to credit risk include cash and accounts receivable. The Partnership maintains its cash accounts in federally insured domestic institutions. From time to time the balance may exceed insured limits. The terms of these deposits are on demand to minimize risk. The Partnership has not incurred losses related to these deposits. Trade accounts receivable consist of uncollateralized receivables from customers in the natural gas industry.

              Pipelines
              ---------

              Pipelines are stated at cost, net of accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful life of 15 years.

              Expenditures for maintenance and repairs are charged to expense as incurred. When pipeline is sold or retired, the cost and related accumulated depreciation is removed from the accounts and any gain or loss is reflected in operations.

              Impairment of long-lived assets
              -------------------------------

              In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets to be held or used by the Partnership are reviewed annually to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

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                       Gulfshore Midstream Pipelines, Ltd.

                    Notes to Financial Statements (Unaudited)

                                  June 30, 2007


Note 2   -    Significant Accounting Policies (Continued)

              Impairment of long-lived assets (Continued)
              -------------------------------------------

              For long-lived assets to be held and used, the Partnership bases its evaluation on impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Partnership determines whether impairment has occurred through the use of an undiscounted cash flows analysis of the asset at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Partnership recognizes a loss for the difference between the carrying amount and the fair value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, is based on an estimate of discounted cash flows. As of June 30, 2007, management believes all long-lived assets are fully realizable, thus no impairment is required.

              Income taxes
              ------------

              The Partnership is taxed under the provisions of Subchapter K of the Internal Revenue Code. Under those provisions, the Partnership does not pay Federal income tax on its taxable income. Instead, the partners are liable for Federal income tax on their respective shares of the Partnership's taxable income reported on their Federal income tax returns.

              Use of estimates in financial statements
              ----------------------------------------

              The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3   -    Operating leases

              The Partnership leases office space under a month-to-month operating lease, as such, there are no future minimum lease payments.

              The Partnership's expenses relating to this operating lease were $3,185 and $3,182 for the six month periods ended June 30, 2007 and 2006, respectively.

Note 4 -   Related Party Transactions

              Defined benefit plan
              --------------------

              The limited partners participate in a defined benefit pension plan that is administered by a third party and is held in the name of the general partner. On a quarterly basis, the limited partners are billed for the required contribution amount, based on the actuarial report received from the administrator for the plan year, which runs January through December of each year.

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                       Gulfshore Midstream Pipelines, Ltd.

                    Notes to Financial Statements (Unaudited)

                                  June 30, 2007


Note 4 -   Related Party Transactions (Continued)

              The required contributions were $113,580 and $50,000 for the six month periods ending June 30, 2007 and 2006, respectively. The owners of the limited partnerships vest over a period of six years, beginning in October 2001, at a rate of 20% per year beginning with commencement of the second year of service.

              Management agreement

              The Partnership has a management agreement with its general partner. The agreement operates on a month-to-month basis until terminated by either party. The management fees paid for the six month periods ending June 30, 2007 and 2006 were $168,000 and $147,000, respectively.

Note 5  -     Major Customers

              During the six month period ended June 30, 2007, four customers accounted for approximately 77% (25%, 22%, 16%, and 14%, respectively) of the Partnership's sales. Amounts due from these four customers at June 30, 2007 totaled $182,935, or 83% of accounts receivable.

              During the six month period ended June 30, 2006, three customers accounted for approximately 60% (32%, 18%, and 10%, respectively) of the Partnership's sales. Amounts due from these three customers at June 30, 2006 totaled $121,821, or 56% of accounts receivable.

Note 6   -    Subsequent Events

              Effective September 6, 2007, Gulfshore Midstream Pipelines, L.P. completed the sale of 100% of its pipeline assets to Gateway Offshore Pipeline Company, a wholly-owned subsidiary of Gateway Energy Corporation ("Gateway"), a publicly traded corporation. Gateway acquired the assets for consideration consisting of $3.13 million in cash, 1,550,000 shares of Gateway common stock and the assumption of certain liabilities related to the pipeline assets acquired.

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